Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Melinda A. Janik

Chief Financial Officer

Tel: +1-585-598-0031

Mark Maring

Investor Relations

Tel: +1-585-598-6874

GateHouse Media Announces Second Quarter 2010 Results

Second Quarter 2010 Highlights

•	Reported revenues for the second quarter were $144.2 million, down 4.7% from the prior year.

•	Reported operating costs and SG&A expense was $117.9 million in the second quarter, a decrease of $10.3 million or 8.0% from the prior year.

•	Reported net loss for the second quarter was $5.3 million, compared to a net loss of $496.5 million in the prior year. The net loss in the prior year includes an impairment charge of $481.4 million.

•	As Adjusted EBITDA was $27.5 million for the second quarter, an increase of 9.6% from the prior year.

•	In the second quarter, Levered Free Cash Flow per share improved 31.3% to $0.21 versus $0.16 for the prior year.

FAIRPORT, NY. August 3, 2010 - GateHouse Media, Inc. (the “Company” or “GateHouse Media”) (OTC Pink Sheets: GHSE) today reported financial results for the second quarter ended June 30, 2010.

Second Quarter 2010

Total reported revenues were $144.2 million for the quarter, a decline of 4.7% as compared to the prior year. As Adjusted Revenues for the quarter were $143.3 million, a decline of 4.9% on a same-store basis from the prior year. Total advertising revenue for the quarter declined 4.4% on a same-store basis from the prior year. The overall declines in same-store revenue were driven primarily by the local retail and commercial printing categories, which were down 5.6% and 18.1%, respectively, from the prior year. Online revenues grew by 17.8% in the quarter from the prior year.

Reported operating costs and SG&A expense were $117.9 million in the quarter, a decline of $10.3 million or 8.0% from the prior year. The expense declines were driven primarily by lower compensation costs and newsprint usage. The Company has been able to successfully reduce compensation expense as part of its overall cost savings initiatives implemented in 2009. Compensation expense was down 7.2% in the quarter versus the prior year. Newsprint expense was down 14.6% versus prior year driven primarily by lower consumption. However, with the increase in newsprint prices since the beginning of the year, the Company does not expect the favorable expense trend to continue in the second half of 2010.

Reported operating income for the quarter was $12.8 million, an increase of $6.2 million as compared to the prior year excluding the impairment charge. As Adjusted EBITDA for the quarter was $27.5 million, an increase of $2.4 million or 9.8% on a same-store basis from the prior year.

Levered Free Cash Flow for the quarter increased 32.2% to $11.9 million as compared to $9.0 million for the prior year.

Non-cash compensation expense for Restricted Stock Grants in the second quarter was $0.5 million.

One-time costs incurred and other non-cash expenses in the quarter were $2.6 million, and related primarily to reorganization efforts and initiatives introduced to realize permanent expense reductions.

Commenting on GateHouse Media’s results, Michael E. Reed, GateHouse Media’s Chief Executive Officer, said, “I was pleased with several aspects of our performance in the quarter. Our costs controls were strong with expenses down 7.8% on a same-store basis despite the increases we saw in actual pricing for newsprint. As Adjusted EBITDA was up nearly 10.0% and Levered Cash Flow was up 32.2%, both showing strong performance versus prior year. In addition, our liquidity continues to improve. We were able to pay off the remainder of our short term debt six months ahead of schedule, while also improving our cash position since the end of the first quarter.

“Despite some of the strong performance noted above, economic conditions remain challenging contributing to our 4.9% total revenue decline. Our largest declining revenue category from a percent perspective was commercial printing, reflecting the trouble our customers are having in this difficult economy. Our local and classified revenues continued to trend down, 5.6% and 4.7% respectively.

“In 2010 we have launched behavioral targeted selling online in our large markets, as well as our new RadarFrog deal site and those both helped contribute to our 17.8% growth in online revenues.

“Although our revenue remains down versus prior year, we are encouraged that the rates of decline have slowed incredibly when compared to 2009. We continue to work on permanent cost reductions, some of which is being redeployed toward our growth initiatives. We remain highly focused on and have several initiatives underway towards delivering our local news to our readers in the manner they want to get it, while at the same time preventing unauthorized commercial use of our content. We also continue our efforts to transform our sales culture to reflect the multi media and multi platform business we are evolving into.”

About GateHouse Media, Inc.

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 87 daily publications. GateHouse Media currently serves local audiences of more than 10 million per week across 21 states through hundreds of community publications and local websites. GateHouse Media is traded in the over-the-counter market under the symbol “GHSE.”

For more information regarding GateHouse Media and to be added to our email distribution list, please visit www.gatehousemedia.com.

Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measure. GateHouse Media defines and uses Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues, and Levered Free Cash Flow, non-GAAP financial measures, as set forth below. The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measures of financial performance under GAAP and are susceptible to varying calculations, these non-GAAP measures, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

The Company defines Adjusted EBITDA as income (loss) from continuing operations before interest, income tax expense (benefit), depreciation and amortization and other non-recurring or non-cash items. The Company defines As Adjusted EBITDA as Adjusted EBITDA before other non-cash items such as non-cash compensation and non-recurring integration and reorganization costs. The Company defines As Adjusted Revenues as total revenues plus revenues of discontinued operations less revenues from non-wholly owned subsidiaries. The Company defines Levered Free Cash Flow as As Adjusted EBITDA less capital expenditures, cash taxes and interest expense.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measurements of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. GateHouse Media’s management believes these non-GAAP measures, as defined above, are useful to investors for the following reasons:

–	Evaluating performance and identifying trends in day-to-day performance because the items excluded have little or no significance on its day-to-day operations;

–

Providing assessments of controllable expenses that afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance; and

–	Indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow provide GateHouse Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure GateHouse Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are some of the metrics used by senior management and the Board of Directors to review the financial performance of the business on a monthly basis. In addition, GateHouse Media’s management utilizes these metrics to evaluate the Company’s performance, along with other criteria, to determine the funds available for paying the quarterly dividend.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to progress made by the Company in its integration efforts, growth in revenues and cash flow, on-line revenues, expense reduction efforts and potential acquisition and sale opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the condition of the economy and the credit markets generally, the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, the Company’s ability to close on a timely basis upon announced or contemplated transactions, unexpected liabilities arising from any transaction or that the Company will not receive the expected benefits from the transaction, the Company’s limited operating history on a combined basis, the Company’s ability to generate sufficient cash flow to cover required interest, long-term obligations and dividends, the effect of the Company’s indebtedness and long-term obligations on its liquidity, the Company’s ability to effectively manage its growth, unforeseen costs associated with the acquisition of new properties, the Company’s ability to find suitably priced acquisitions, the Company’s ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting the Company’s revenues and operating results, any declines in circulation, the Company’s ability to obtain additional capital on terms acceptable to it, the Company’s vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, a portion of the Company’s workforce being unionized, departure of key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in the Company’s SEC reports, including but not limited to its most recent Annual Report on Form 10-K filed with the SEC under Commission File Number 001-33091. When considering forward- looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are also cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release. The factors discussed above and the other factors noted in the Company’s SEC filings could cause actual results to differ significantly from those contained in any forward-looking statement. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three months ended June 30, 2010		Three months ended June 30, 2009	Six months ended June 30, 2010		Six months ended June 30, 2009
Revenues:
Advertising	$102,921		$107,623	$195,335		$201,892
Circulation	34,459		35,364	68,548		70,996
Commercial printing and other	6,836		8,320	13,436		16,924

Total revenues	144,216		151,307	277,319		289,812
Operating costs and expenses:
Operating costs	80,037		85,538	159,661		173,815
Selling, general, and administrative	37,845		42,626	77,556		86,206
Depreciation and amortization	11,631		15,772	23,492		31,721
Integration and reorganization costs	641		765	1,538		1,232
Impairment of long-lived assets	—		206,089	—		206,089
Loss on sale of assets	1,270		22	1,536		186
Goodwill and mastheads impairment	—		275,310	—		275,310

Operating income (loss)	12,792		(474,815)	13,536		(484,747)
Interest expense	15,050		15,813	29,958		33,486
Amortization of deferred financing costs	340		340	680		680
Loss on derivative instrument	2,559		3,706	5,356		5,912
Other (income) expense	5		(122)	(4)		673

Loss from continuing operations before income taxes	(5,162)		(494,552)	(22,454)		(525,498)
Income tax expense	34		14	191		315

Loss from continuing operations	(5,196)		(494,566)	(22,645)		(525,813)
Loss from discontinued operations, net of income taxes	(134	)(a)	(1,901)	(158	)(a)	(2,574)

Net loss	$(5,330)		$(496,467)	$(22,803)		$(528,387)
Net loss attributable to noncontrolling interest	$105		$79	$258		$222

Net loss attributable to GateHouse Media	$(5,225)		$(496,388)	$(22,545)		$(528,165)

Loss per share:
Basic and diluted:
Loss from continuing operations attributable to GateHouse Media	$(0.09)		$(8.61)	$(0.39)		$(9.17)
Loss from discontinued operations attributable to GateHouse Media, net of income taxes	$—		(0.03)	$—		$(0.05)

Net loss attributable to GateHouse Media	$(0.09)		$(8.64)	$(0.39)		$(9.22)

Dividends declared per share	$—		$—	$—		$—
Basic weighted average shares outstanding	57,728,624		57,426,416	57,677,799		57,330,827

Diluted weighted average shares outstanding	57,728,624		57,426,416	57,677,799		57,330,827

(a)

Included in income from discontinued operations, net of taxes are total revenues of $38 for the three months ended June 30, 2010 primarily related to a publication in New York and $92 for the six months ended June 30, 2010 primarily from publications in Minnesota and New York.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,100	$10,999
Accounts receivable, net of allowance for doubtful accounts of $3,508 and $4,569 at June 30, 2010 and December 31, 2009, respectively	59,803	67,669
Inventory	7,205	7,049
Prepaid expenses	5,256	5,128
Other current assets	7,277	6,873

Total current assets	107,641	97,718
Property, plant, and equipment, net of accumulated depreciation of $92,035 and $81,493 at June 30, 2010 and December 31, 2009, respectively	159,574	171,572
Goodwill	14,343	14,343
Intangible assets, net of accumulated amortization of $142,678 and $130,472 at June 30, 2010 and December 31, 2009, respectively	283,336	295,731
Deferred financing costs, net	5,015	5,695
Other assets	934	5,442
Long-term assets held for sale	1,429	1,428

Total assets	$572,272	$591,929

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term liabilities	$14,925	$14,369
Short-term debt	—	8,000
Accounts payable	8,499	6,075
Accrued expenses	33,828	28,598
Accrued interest	2,924	3,235
Deferred revenue	28,423	27,826

Total current liabilities	88,599	88,103
Long-term liabilities:
Long-term debt	1,192,487	1,195,000
Long-term liabilities, less current portion	4,058	4,733
Derivative instruments	69,530	44,522
Pension and other postretirement benefit obligations	12,716	13,147

Total liabilities	1,367,390	1,345,505

Stockholders’ deficit:
Common stock, $0.01 par value, 150,000,000 shares authorized at June 30, 2010; 58,313,868 and 58,313,868 shares issued, and 58,079,700 and 58,104,009 outstanding at June 30, 2010 and December 31, 2009, respectively	568	568
Additional paid-in capital	829,926	829,009
Accumulated other comprehensive loss	(68,568)	(48,916)
Accumulated deficit	(1,555,966)	(1,533,421)
Treasury stock, at cost, 234,168 and 209,859 shares at June 30, 2010 and December 31, 2009, respectively	(310)	(306)

Total GateHouse Media stockholders’ deficit	(794,350)	(753,066)
Noncontrolling Interest	(768)	(510)

Total stockholders’ deficit	(795,118)	(753,576)

Total liabilities and stockholders’ deficit	$572,272	$591,929

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six months ended June 30, 2010	Six months ended June 30, 2009
Cash flows from operating activities:
Net loss	$(22,803)	$(528,387)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,496	31,790
Amortization of deferred financing costs	680	680
Loss on derivative instrument	5,356	5,912
Non-cash compensation expense	917	2,026
Loss on sale of assets	1,536	186
Pension and other postretirement benefit obligations	(348)	(153)
Impairment of long-lived assets	124	208,423
Goodwill and masthead impairment	—	275,310
Changes in assets and liabilities, net of sales:
Accounts receivable, net	7,866	12,032
Inventory	(156)	2,450
Prepaid expenses	(128)	(1,175)
Other assets	532	(3,834)
Accounts payable	2,424	(5,487)
Accrued expenses	5,146	6,804
Accrued interest	(311)	(4,628)
Deferred revenue	597	1,271
Other long-term liabilities	(101)	(145)

Net cash provided by operating activities	24,827	3,075

Cash flows from investing activities:
Purchases of property, plant, and equipment	(1,285)	(1,564)
Proceeds from sale of publications and other assets	4,076	4,741
Acquisitions, net of cash acquired	—	(254)

Net cash provided by investing activities	2,791	2,923

Cash flows from financing activities:
Repayments under long-term debt	(2,513)	—
Repayments under short-term debt	(8,000)	(1,500)
Purchase of treasury stock	(4)	(1)

Net cash used in financing activities	(10,517)	(1,501)

Net increase in cash and cash equivalents	17,101	4,497
Cash and cash equivalents at beginning of period	10,999	11,744

Cash and cash equivalents at end of period	$28,100	$16,241

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted EBITDA

(In thousands)

	Three months ended June 30, 2010	Three months ended June 30, 2009	Six months ended June 30, 2010	Six months ended June 30, 2009
Loss from continuing operations	$(5,196)	$(494,566)	$(22,645)	$(525,813)
Income tax expense	34	14	191	315
Loss on derivative instrument (1)	2,559	3,706	5,356	5,912
Amortization of deferred financing costs	340	340	680	680
Write-off of financing costs	—	(2)	—	743
Interest expense	15,050	15,813	29,958	33,486
Impairment of long-lived assets	—	206,089	—	206,089
Depreciation and amortization	11,631	15,772	23,492	31,721
Goodwill and masthead impairment	—	275,310	—	275,310

Adjusted EBITDA from continuing operations	24,418	22,476	37,032	28,443
Non-cash compensation and other expense	1,344	2,186	1,917	4,820
Non-cash portion of postretirement benefits expense	(206)	(293)	(348)	(153)
Integration and reorganization costs	641	765	1,538	1,232
Loss on sale of assets	1,270	22	1,536	186
Loss from discontinued operations	(8)	(105)	(23)	(163)

As Adjusted EBITDA	27,459	25,051	41,652	34,365
Net capital expenditures	(649)	(232)	(1,285)	(1,564)
Cash taxes	(40)	(4)	(80)	(137)
Interest paid	(14,892)	(15,798)	(29,633)	(37,445)

Levered Free Cash Flow	$11,878	$9,017	$10,654	$(4,781)

(1)	Non-cash loss on derivative instruments is related to interest rate swap agreements which are financing related and are excluded from Adjusted EBITDA.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted Revenues

(In thousands)

	Three months ended June 30, 2010	Three months ended June 30, 2009	Six months ended June 30, 2010	Six months ended June 30, 2009
Total revenues from continuing operations	$144,216	$151,307	$277,319	$289,812
Revenues from discontinued operations	38	218	92	1,044
Revenues from non-wholly owned subsidiary	(990)	(759)	(1,513)	(1,513)

As Adjusted Revenues	$143,264	$150,766	$275,898	$289,343